Exhibit 4.1

CRESTWOOD MIDSTREAM PARTNERS LP,

CRESTWOOD MIDSTREAM FINANCE CORP.,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of March 4, 2016

to

Indenture

dated as of December 7, 2012

6.0% Senior Notes due 2020

This FIFTH SUPPLEMENTAL INDENTURE, dated as of March 4, 2016 is among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), Crestwood Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of December 7, 2012 (the “Original Indenture”), pursuant to which the Issuers have issued $500 million in principal amount of 6.0% Senior Notes due 2020 (the “Notes”) as supplemented by the First Supplemental Indenture, dated as of January 18, 2013, the Second Supplemental Indenture, dated as of May 22, 2013, the Third Supplemental Indenture, dated as of October 7, 2013 and the Fourth Supplemental Indenture, dated as of November 8, 2013 (the Original Indenture, as so amended and supplemented, the “Indenture”); and

WHEREAS, Section 9.01(g) of the Original Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Original Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, Section 4.13 of the Original Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Fifth Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01 This Fifth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Fifth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

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ARTICLE 2

From this date, in accordance with Section 4.13 of the Original Indenture and by executing this Fifth Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fifth Supplemental Indenture. This Fifth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03 THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.

CRESTWOOD MIDSTREAM PARTNERS LP

BY: CRESTWOOD MIDSTREAM GP LLC, its General Partner

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

EXISTING GUARANTORS

ARLINGTON STORAGE COMPANY, LLC
ARROW FIELD SERVICES, LLC
ARROW MIDSTREAM HOLDINGS, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
STAGECOACH PIPELINE & STORAGE COMPANY LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

COWTOWN GAS PROCESSING PARTNERS L.P.

By:	Crestwood Gas Services Operating GP LLC,
its general partner

COWTOWN PIPELINE PARTNERS L.P.

By:	Crestwood Gas Services Operating GP LLC, its general partner

Signature Page to Fifth Supplemental Indenture

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD CRUDE LOGISTICS LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC
CRESTWOOD GAS MARKETING LLC
CRESTWOOD GAS SERVICES OPERATING GP LLC
CRESTWOOD GAS SERVICES OPERATING LLC
CRESTWOOD MARCELLUS MIDSTREAM LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD NEW MEXICO PIPELINE LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC
CRESTWOOD PIPELINE EAST LLC
CRESTWOOD PIPELINE LLC
CRESTWOOD SABINE PIPELINE LLC
CRESTWOOD STORAGE INC.
E. MARCELLUS ASSET COMPANY, LLC
FINGER LAKES LPG STORAGE, LLC
SABINE TREATING, LLC
US SALT, LLC

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

NEW GUARANTORS

CRESTWOOD OPERATIONS LLC
CRESTWOOD SERVICES LLC

Signature Page to Fifth Supplemental Indenture

CRESTWOOD WEST COAST LLC
CRESTWOOD SALES & SERVICES INC.
CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Signature Page to Fifth Supplemental Indenture